                                                                     EXHIBIT 3.2

                           FIRST AMENDED AND RESTATED


                                     BYLAWS


                                       OF


                       REDLINE PERFORMANCE PRODUCTS, INC.


                                   ARTICLE 1.

                                     OFFICES

         1.1) Registered Office --

         The registered office of the Corporation shall be located within the State of Minnesota, as set forth in the Articles of Incorporation. The Board of Directors shall have authority to change the registered office of the Corporation and a statement evidencing any such change shall be filed with the Secretary of State of Minnesota as required by law.

         1.2) Offices --

         The Corporation may have other offices, including its principal business office, either within or without the State of Minnesota.

                                   ARTICLE 2.

                                 CORPORATE SEAL

         2.1) Corporate Seal --

         The Board of Directors shall determine whether the Corporation will adopt a corporate seal. If a corporate seal is adopted, inscribed on the corporate seal shall be the name of the Corporation and the words "Corporate Seal," and when so directed by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary of the Corporation.

                                   ARTICLE 3.

                                  SHAREHOLDERS

         3.1) Regular Meetings --

         Regular meetings of the shareholders shall be held at the Corporation's principal office or such other place within or without the State of Minnesota as is designated by the Board of Directors. The Board of Directors may determine that a regular meeting of the shareholders may be held solely by means of remote communication in accordance with Section 302A.436 of the of the Minnesota Statutes and laws amendatory thereof or supplementary thereto. Regular meetings may be held annually or on a less frequent periodic basis, as established by resolution of the Board of Directors, or may be held on call by the Board of Directors from time to time as and when the Board determines. At each regular meeting, the shareholders shall elect directors and may transact such other business which properly comes before them. The foregoing notwithstanding, and subject to Section 3.11, in the event a regular meeting of the shareholders has not been held for a period of fifteen
(15) months, a shareholder or group of shareholders holding three percent (3%) or more of the issued and outstanding voting shares may demand that a regular meeting of the shareholders be held by giving written notice to the President or Treasurer of the Corporation. Within thirty (30) days after receipt of the notice, the Board of Directors shall cause a regular meeting of the shareholders to be called and held within ninety (90) days of receipt of the notice. Any regular meeting held pursuant to such a request by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located.

         3.2) Special Meetings --

         A special meeting of the shareholders may be called for any purpose or purposes at any time by the chief executive officer or the chief financial officer, by the Board of Directors, or any two or more members thereof, or upon the written request of one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the Corporation entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote. The chief executive officer or the Board of Directors shall be authorized to fix the time and date of any special meeting of the shareholders. Notice of any special meeting shall state the purpose for which the meeting has been called, and the business transacted at any special meeting shall be limited to the purpose stated in the notice, unless all of the shareholders are present in person or by proxy and none of them objects to the consideration of additional business. The Board of Directors may determine that a special meeting of the shareholders may be held solely by means of remote communication in accordance with Section 302A.436 of the of the Minnesota Statutes and laws amendatory thereof or supplementary thereto.

         3.3) Meeting By Remote Communications --

         A conference among shareholders by any means of communication permitted by Minnesota Statutes, including remote communications, through which the shareholders may participate in a regular or special meeting of shareholders constitutes a meeting if the number of shares held by the shareholders participating in the conference would be sufficient to constitute a quorum at a meeting, and if the same notice of the conference is given to every holder of shares entitled to vote as would be required for a shareholder meeting under these Bylaws. In any meeting of shareholders held solely by means of remote communication, or


                                       2.

in any meeting of shareholders held at a designated place in which one or more shareholders participate by means of remote communication, the Corporation shall
(i) implement reasonable measures to verify that each person deemed present and entitled to vote at a meeting by means of remote communication is a shareholder and (ii) implement reasonable measures to provide that each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with those proceedings, have the shareholder's remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks and vote on matters submitted to the shareholders.

         3.4) Quorum --

         Business may be transacted at any duly held meeting of shareholders at which a quorum is present. The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum. The shareholders present at the meeting may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum. If a quorum is not present at any meeting, those present have the power to adjourn the meeting from time to time until the requisite number of voting shares are present. The date, time, and place of the reconvened meeting shall be announced at the time of adjournment and notice of the reconvened meeting shall be given to all shareholders who were not present at the time of adjournment. Any business which might have been transacted at the meeting which was adjourned may be transacted at the reconvened meeting.

         3.5) Voting --

         At each shareholders' meeting, every shareholder having the right to vote is entitled to vote in person, by proxy or as otherwise permitted by Minnesota Statutes. Shareholders have one (1) vote for each share having voting power standing in their name on the books of the Corporation, unless otherwise provided in the Articles of Incorporation of the Corporation, or these Bylaws, or in the terms of the shares. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections and questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except as otherwise required by statute, the Articles of Incorporation, these Bylaws, or by agreement among the shareholders.

         3.6) Notice of Meetings --

         (a) Notice of all meetings of shareholders shall be given to every shareholder entitled to vote, except where the meeting is an adjourned meeting to be held not more than one hundred twenty (120) days after the date fixed for the original meeting and the date, time, and place of the meeting were announced at the time of adjournment. The notice shall be given at least ten (10) days but not more than sixty (60) days prior to the date of the meeting; provided, however, that at least fourteen (14) days' notice must be given of a meeting at which the adoption of an agreement of merger or plan of exchange is to be considered.



                                       3.

         (b) Notice of a meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at the address the shareholder has designated or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery permitted by Minnesota Statutes. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.

         3.7) Proxies --

         At all meetings of shareholders, a shareholder may vote by: (a) filing a written appointment of a proxy, signed by the shareholder, with an officer of the Corporation at or before the meeting at which the appointment is to be effective; or (b) telephonic transmission or authenticated electronic communication (whether or not accompanied by written instructions of the shareholder) of an appointment of a proxy with the Corporation or an officer of the Corporation at or before the meeting at which the appointment is to be effective. To be effective, a telephonic transmission or authenticated electronic communication must set forth or be submitted with information enabling the Corporation to determine that the appointment was authorized by the shareholder. If the Corporation reasonably concludes the telephonic transmission or electronic communication is valid, the Corporation, or other authorized person making such conclusion, shall specify the information relied upon for such conclusion. A proxy appointed in accordance with these Bylaws or as otherwise permitted by Minnesota Statutes may vote on behalf of the shareholder, or otherwise participate, in a meeting in any manner permitted by Minnesota Statutes to the same extent as the shareholder appointing such proxy had such shareholder not appointed a proxy. A copy, facsimile telecommunication, or other reproduction of any original writing or transmission may be substituted and used in lieu of the original for any purpose for which the original writing or transmission could be used; provided, however, that the copy, facsimile telecommunication or other reproduction must be a complete and legible reproduction of the entire original. No proxy shall be valid after eleven (11) months from the date of its execution or transmission, as applicable, unless otherwise expressly provided in the proxy.

         3.8) Closing Transfer Books --

         The Board of Directors may close the stock transfer books for a period of time which does not exceed sixty (60) days preceding any of the following: the date of any meeting of shareholders; the payment of dividends; the allotment of rights; or the change, conversion, or exchange of shares.

         3.9) Record Date --

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the events described in Section 3.8, as a record date for the determination of shareholders entitled to notice of and to vote at any meeting and any meeting subsequent to adjournment; to receive any dividend or allotment of rights; or to exercise the rights in respect of any change, conversion, or exchange



                                       4.

of shares. In such case, only those shareholders of record on the record date so fixed shall be entitled to receive notice of and to vote at the meeting and any meeting subsequent to adjournment thereof, to receive a dividend or allotment of rights, to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. If the share transfer books are not closed and no record date is fixed for determination of the shareholders of record, then the date on which notice of the meeting is mailed or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion, or exchange of shares, as the case may be, shall be the record date for such determination.

         3.10) Registered Shareholders --

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

         3.11) Advance Notice Requirements --

         (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.11 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders
         (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.11. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than ninety (90) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting. If a special meeting of the shareholders of the Corporation is called in accordance with Section 3.2 for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the Corporation, or mailed or received at the principal executive office of the Corporation, not less than ninety (90) days before such special meeting or such regular meeting or, if later, within ten (10) days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of

                                       5.

         shareholders shall not commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) such person's name and (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to a nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.11. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Section 3.11 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (b) At any regular or special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting, (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 3.11. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than ninety (90) days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than ninety (90) days before such annual meeting or, if later, within ten
         (10) days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Corporation is called in accordance with Section 3.2 for any purpose other than electing directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of any such business to be timely it must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than ninety (90) days before such special meeting or such regular meeting or, if later, within ten (10) days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a


                                       6.

         regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 3.11 and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 3.11 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         (c) For purposes of this Section 3.11, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 3.6 of these Bylaws.

         3.12) Presiding Officer --

         The President of the Corporation shall preside over all meetings of the shareholders. In the absence of the President, the shareholders may choose any person present to act as a presiding officer.

         3.13) Order of Business --

         The suggested order of business at the regular meeting, and so far as possible at all other meetings of the shareholders, shall be:

         1.       Roll call.

         2. Proof of due notice of meeting, attendance, or waiver of notice.

         3.       Establishment of the existence of a quorum.

         4.       Reading and disposal of any unapproved minutes.

         5.       Election of directors.

         6.       Annual reports of officers and committees.

         7.       Unfinished business.

         8.       New business.

         9.       Adjournment.


                                       7.

         3.14) Written Action by Shareholders --

         Any action which may be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication by all of the shareholders entitled to notice of a meeting for such purpose. The written action is effective when it has been signed, or consented to be authenticated electronic communication, by all the shareholders entitled to notice of the meeting, unless a different effective time is provided in the written action.

                                   ARTICLE 4.

                                    DIRECTORS

         4.1) General Powers --

         The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

         4.2) Shareholder Management --

         The holders of shares entitled to vote for directors may, by unanimous affirmative vote, take any action which the Board of Directors is otherwise empowered to take, in accordance with the provisions of Section 302A.201 of the Minnesota Statutes and laws amendatory thereof or supplementary thereto.

         4.3) Number --

         The number of directors shall be fixed by resolution of the Board of Directors. Any newly created directorships resulting from an action by the Board of Directors shall be filled by a majority vote of the directors serving at the time of increase.

         4.4) Qualifications and Term of Office --

         Directors need not be shareholders or residents of the State of Minnesota. The Board of Directors shall be elected by the shareholders at their regular meeting and at any special shareholders' meeting called for that purpose. A director elected for an indefinite term shall serve until the next regular meeting of the shareholders and until the director's successor is elected and qualified, or until the earlier death, resignation, removal, or disqualification of the director. A director elected for a fixed term of office, which shall not exceed five (5) years, shall hold office until the director's successor is elected and qualified, or until the earlier death, resignation, removal, or disqualification of the director.

         4.5) Quorum --

         A majority of the Board of Directors constitutes a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors constitutes a quorum. If less than a quorum



                                       8.

is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         4.6) Action of Directors --

         The acts of a majority of the directors present at, or otherwise participating in any manner permitted by Minnesota Statutes in, a meeting at which a quorum is present are the acts of the Board of Directors.

         4.7) Meetings --

         Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota that the Board of Directors may select, or solely by means of remote communication as permitted by and in accordance with, Minnesota Statutes. If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the Corporation. The President or any director may call a meeting of the Board of Directors by giving notice to all directors of the date, time, and place of the meeting. If the notice is to be mailed, then the notice must be mailed to each director at least five (5) calendar days prior to the date of the meeting. If the notice is not mailed, then the notice must be given at least forty-eight (48) hours prior to the time of the meeting. Notice may be provided to each director in any manner, form or medium permitted by Minnesota Statutes. If the date, time, and place of the meeting of the Board of Directors have been announced at a previous meeting of the Board of Directors, no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting. Notice of the meeting of the Board of Directors need not state the purposes of the meeting. A director may orally or in writing waive notice of the meeting. Attendance by a director at a meeting of the Board of Directors is also a waiver of notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and does not participate thereafter in the meeting.

         4.8) Meeting By Remote Communications --

         A conference among directors by any means of communication through which the directors may participate in the conference constitutes a Board meeting if the notice required by Section 4.7 of these Bylaws is given of the conference and if the number of directors participating in the conference would be sufficient to constitute a quorum. Participation in a meeting by such means constitutes presence at the meeting.

         4.9) Compensation --

         Directors may receive such compensation as may be determined from time to time by resolution of the Board of Directors.



                                       9.

         4.10) Committees --

         By the affirmative vote of a majority of the directors, the Board of Directors may establish a committee or committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution adopted by the Board of Directors. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board of Directors. Minutes of any committees created by the Board of Directors shall be available upon request to members of the committee and to any director.

         4.11) Action by Absent Director --

         A director may give advance written consent or opposition to a proposal to be acted upon at a Board of Directors meeting by giving a written statement to the President or Treasurer, setting forth a statement of the proposal to be voted on and containing a statement of the director's voting preference with regard to the proposal. An advance written statement does not constitute presence of the director for purposes of determining the existence of a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement. The advance written statement by a director on a proposal shall be included in the records of the Board of Director's action on the proposal.

         4.12) Removal of Directors by Shareholders --

         At any duly called meeting of the shareholders, the affirmative vote of a number of shares sufficient to elect a director may remove any or all of the directors, with or without cause, and may elect replacements.

         4.13) Removal of Directors by Board of Directors --

         Any director who has been elected by the Board of Directors to fill a vacancy on the Board of Directors, or to fill a directorship created by action of the Board of Directors, and who has not subsequently been re-elected by the shareholders, may be removed by a majority vote of all directors constituting the Board, exclusive of the director whose removal is proposed.

         4.14) Vacancies --

         Any vacancy on the Board of Directors may be filled by vote of the remaining directors, even though less than a quorum.



                                      10.

         4.15) Order of Business --

         The suggested order of business at any meeting of the directors shall be:

         1.       Roll call.

         2. Proof of due notice of meeting, attendance, or waiver of notice.

         3.       Establishment of a quorum.

         4.       Reading and disposal of any unapproved minutes.

         5.       Reports of officers and committees.

         6.       Election of officers.

         7.       Unfinished business.

         8.       New business.

         9.       Adjournment.

         4.16) Written Action by Directors --

         Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting and notice thereof by a written action setting forth the action taken signed, or consented to by authenticated electronic communication, by all of the directors; provided, however, that if the action does not require approval by the shareholders, and the Articles of Incorporation so authorize, the action may be taken by a written action signed, or consented to by authenticated electronic communication, by the number of directors required to take the action at a duly held meeting of the Board of Directors at which all of the directors are present. In the event a written action is signed, or consented to by authenticated electronic communication, by less than all the directors, any director not signing the written action will be notified as soon as reasonably possible of the content of the action and the effective date of such action. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions so taken. The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided in the written action.

         4.17) Dissent From Action --

         A director of the Corporation who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.

         4.18) Limitation of Directors' Liabilities --

         A director shall not be liable to the Corporation or its shareholders for dividends illegally declared, distributions illegally made to shareholders, or any other action taken in good faith reliance upon financial statements of the Corporation represented to him to be correct by the chief executive officer of the Corporation or the officer having charge of its



                                      11.

books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Corporation; nor shall any director be liable if in good faith in determining the amount available for dividends or distribution, the Board of Directors values the assets in a manner allowable under applicable law.

                                   ARTICLE 5.

                                    OFFICERS

         5.1) Election of Officers --

         The Board of Directors shall, from time to time, elect a President, who may also be designated as Chief Executive Officer, and a Treasurer, who may also be designated as Chief Financial Officer. The Board of Directors may elect, but shall not be required to elect, a Secretary, one or more Vice Presidents, and a Chairman of the Board. In addition, the Board of Directors may elect such other officers and agents as it may deem necessary. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles of Incorporation, the Bylaws, or as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

         5.2) Term of Office --

         The officers shall hold office until their successors are elected and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present at a Board of Directors meeting.

         5.3) President (Chief Executive Officer) --

         The President shall:

         (a) Have general active management of the business of the Corporation;

         (b) When present, preside at all meetings of the shareholders;

         (c) When present, and if there is no Chairman of the Board, preside at all meetings of the Board of Directors;

         (d) See that all orders and resolutions of the Board of Directors are carried into effect;

         (e) Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the Corporation;


                                      12.

         (f) Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and

         (g) Perform other duties prescribed by the Board of Directors.

All other officers shall be subject to the direction and authority of the President.

         5.4) Treasurer (Chief Financial Officer) --

         The Treasurer shall:

         (a) Review the Corporation's financial performance and serve as financial advisor to the Board of Directors and the President on the financial management of the Corporation;

         (b) Be responsible for recommendations and establishment of policies, to be approved by the President or the Board of Directors, for management of the Corporation's revenues and expenses;

         (c) Be responsible for implementation of financial procedures adopted by the President or the Board of Directors;

         (d) Cause the following things to be done:

                  (1)      Keep accurate financial records for the Corporation;

                  (2) Deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

                  (3) Endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor; and

                  (4) Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors.

         (e) Render to the President and the Board of Directors, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the Corporation; and

         (f) Perform other duties prescribed by the Board of Directors or by the President.

         5.5) Vice President --

         Each Vice President, if any, has such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Vice President shall succeed to the President's powers and



                                      13.

duties. If there are two or more Vice Presidents, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors.

         5.6) Secretary --

         The Secretary, if any, shall attend, or otherwise participate in any manner permitted by Minnesota Statutes in, all meetings of the shareholders and the Board of Directors. The Secretary shall act as clerk and shall record all the proceedings of the meetings in the minute book of the Corporation and shall give proper notice of meetings of shareholders and the Board of Directors. The Secretary shall keep the seal of the Corporation, if any, and shall affix the seal to any instrument requiring it and shall attest the seal, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

         5.7) Chairman of the Board --

         The Chairman of the Board, if any, shall:

         (a) When present, preside at all meetings of the Board of Directors;
         and

         (b) Perform other duties prescribed by the Board of Directors.

         5.8) Assistant Officers --

         In the event of absence or disability of any Vice President, Secretary, or Treasurer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his duties or a replacement is elected by the Board of Directors. If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors. The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors or the principal officer under whom they serve, but at all times remain subordinate to the principal officers they are designated to assist.

                                   ARTICLE 6.

                                 INDEMNIFICATION

         6.1) Right to Indemnification --

         Each person who was or is made a party or is threatened to be made a party to or is involved, as a nonparty witness or otherwise, in any action, suit or proceeding, whether civil, criminal, administrative, arbitration or investigative, including a proceeding by or in the name of the Corporation (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or a member of a committee of the Board of Directors or, while a director or officer of the Corporation, or a member of a committee of the Board of Directors, is or was



                                      14.

serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, committee member or agent or in any other capacity while serving as a director, officer, employee or agent, or a member of a committee of the Board of Directors, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), by common law or by administrative or judicial interpretation, against all expense, liability and loss (including attorneys' fees, expert witness fees, bonds, prospective or retroactive insurance premiums or costs, out of pocket expenses related to a proceeding, judgments, fines, including, without limitation, excise taxes or penalties assessed against such person with respect to any employee benefit plan or amounts paid or to be paid in settlement, including any interest payable thereon) reasonably incurred or suffered by such persons in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in
Section 6.2 of this Article 6, the Corporation shall indemnify any such persons seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 of Article 6 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending such proceeding in advance of its final disposition; provided, however, that payment of such expenses in advance of final disposition of a proceeding shall be made only upon (i) delivery to the Corporation of a written affirmation, by the person seeking such payment in advance, of a good faith belief that the criteria for indemnification set forth in the Minnesota Business Corporation Act have been satisfied, (ii) a determination that the facts then known to those making the determination would not preclude indemnification under the Minnesota Business Corporation Act or these Bylaws, and (iii) delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 6.1 of
Article 6 or otherwise. Such written undertaking to repay shall be a general obligation of the person making it, shall not be secured and shall be accepted without reference to financial ability to make repayment. The Corporation may, by action of its Board of Directors, provide indemnification to other classes of employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         6.2) Right of Claimant to Bring Suit --

         If a claim under Section 6.1 of this Article 6 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation or recover the unpaid amount of the claim and, whether or not the claimant is successful in whole or in part, the claimant shall be entitled to reimbursement for reasonable expenses incurred by the claimant


                                      15.

in prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Minnesota Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, committee for the Board of Directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant met the applicable standard of conduct set forth in the Minnesota Business Corporation Act, nor an act or determination by the Corporation (including its Board of Directors, committee of the Board of Directors, special legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         6.3) Non-exclusivity of Rights --

         The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article 6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law or administrative or judicial interpretation, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         6.4) Insurance --

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Minnesota Business Corporation Act.

         6.5) Indemnification Agreements --

         The Corporation may enter into agreements with its directors further providing the terms and conditions of their indemnification.

         6.6) Amendments Limited --

         Any amendments to this Article 6 shall only apply prospectively and shall in no way affect the Corporation's obligations to indemnify and make advances pursuant to the Minnesota Business Corporation Act, this Article 6 and any contract of the Corporation for actions or events which occurred before such amendment.



                                      16.

                                   ARTICLE 7.

                            SHARES AND THEIR TRANSFER

         7.1) Certificates of Shares --

         Unless the Board of Directors has provided that the Corporation's shares are to be uncertificated, every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares owned by such owner. The certificates for shares shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary or Assistant Secretary, or the Treasurer, or any other officer of the Corporation authorized by the Board of Directors and shall have the corporate seal, if any, affixed thereto. A record shall be kept of the name of the person owning the shares represented by each certificate, the number of shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Except as provided in Section 7.5 of this Article 7, every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is canceled.

         7.2) Uncertificated Shares --

         The Board of Directors by a majority vote of directors present at a duly called meeting may provide that any or all shares or classes or series of shares are to be uncertificated shares. In that case, any shareholder who is issued uncertificated shares shall be provided with the information legally required to be disclosed in a certificate.

         7.3) Issuance of Shares --

         The Board of Directors is authorized to issue shares of the capital stock of the Corporation up to the number of shares authorized by the Articles of Incorporation. Shares may be issued for any consideration, including, without limitation, money or other tangible or intangible property received by the Corporation or to be received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement, as authorized by a resolution approved by the affirmative vote of a majority of the directors present, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined. Upon authorization by resolution approved by the affirmative vote of a majority of the directors present, the Corporation may, without any new or additional consideration, issue shares of its authorized and unissued capital stock in exchange for or in conversion of its outstanding shares, or issue its own shares pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate share dividends or splits, including reverse share splits. No shares of a class or series shall be issued to the holders of shares of another class or series, unless issuance is either expressly provided for in the Articles of Incorporation or is approved at a meeting by



                                      17.

the affirmative vote of the holders of a majority of the voting power of all shares of the same class or series as the shares to be issued.

         7.4) Transfer of Shares --

         Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate or the shareholder's legal representative or duly authorized attorney-in-fact and only upon surrender for cancellation of the certificate for such shares. The shareholder in whose name shares stand on the books of the Corporation shall be considered the owner thereof for all purposes regarding the Corporation.

         7.5) Lost Certificates --

         Any shareholder claiming a certificate for shares to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors and in an amount determined by the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

         7.6) Transfer Agent and Registrar --

         The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

         7.7) Facsimile Signature --

         Where any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.

                                   ARTICLE 8.

                                   FISCAL YEAR

         8.1) Fiscal Year --

         The fiscal year of the Corporation shall end on March 31 of each year, unless a different date is established by the Board of Directors.



                                      18.

                                   ARTICLE 9.

                        FINANCIAL AND PROPERTY MANAGEMENT

         9.1) Checks --

         All checks, drafts, other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or Treasurer, or any other officer or officers, agent or agents of the Corporation, as may from time to time be determined by resolution of the Board of Directors.

         9.2) Deposits --

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

         9.3) Voting Securities Held by Corporation --

         The President, or other officer or agent designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations or entities in which the Corporation may hold securities or interests. At the meeting, the President or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interests that the Corporation holds.

                                   ARTICLE 10.

                                   AMENDMENTS

         10.1) Amendments --

         The Board of Directors of the Corporation is expressly authorized to make amended and restated bylaws of the Corporation and from time to time to adopt, amend, or repeal the bylaws so made to the extent and in the manner prescribed by the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors. The authority of the Board of Directors is subject to the power of the voting shareholders to adopt, change, or repeal these Bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose.


                                      19.

                                   ARTICLE 11.

                         REPAYMENT OF DISALLOWED AMOUNTS

         11.1) Repayment of Disallowed Amounts --

Any payments made to, or on behalf of, an officer (including a former officer) of the Corporation (e.g., salary, commission, bonus, rent, travel or entertainment expense), which shall be finally disallowed in whole or in part as a deductible expense by the Internal Revenue Service or the tax authority of any state, shall be repaid by such officer to the Corporation to the extent of the amount of such resulting tax, interest, and penalties. For these purposes, the term "final disallowance" shall mean an agreement by the Corporation with the Internal Revenue Service or state tax authority to such disallowance, a determination by the Internal Revenue Service or other such tax authority with respect to which the time to protest or appeal has lapsed, or the final decision of a court establishing such disallowance. A decision of a court shall be deemed final when the period during which an appeal from a decision of the court can be made has lapsed. Such officer may elect to repay the Corporation either in a lump sum, or in installments. If the officer elects to repay the Corporation in a lump sum, the payment of the disallowed amount shall be due within ninety (90) days of the date on which the Corporation notifies the officer of such disallowance. If the officer elects to repay the Corporation in installments, the disallowed amount shall be repaid in no more than twelve (12) equal monthly installments, together with interest at a rate which is the lessor of (a) one percent (1%) in excess of the so-called base rate or prime rate in effect at the Corporation's principal bank on the date on which the Corporation notifies the officer that an obligation for payment has arisen under this Article 11, or (b) the maximum rate allowed by law. Such monthly installments shall commence on the fifteenth (15th) day of the first calendar month following the calendar month during which the Corporation notifies the officer that such obligation of payment has arisen.

                                   ARTICLE 12.

                        ELECTRONIC RECORDS AND SIGNATURES

         12.1) Electronic Records and Signatures --

         In all respects, an electronic record or signature shall be entitled to full legal recognition and effect as provided in Minnesota Statutes. A record or signature may not be denied legal effect or enforceability solely because it is in electronic form. A contract cannot be denied legal effect or enforceability solely because an electronic record was used in its formation. An electronic record satisfies a requirement that a record be in writing. An electronic signature satisfies a requirement for a signature. The term "electronic record" means a record created, generated, sent, communicated, received, or stored by electronic means. The term "electronic signature" means an electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a person with the intent to sign the record.


                                      20.

         The undersigned, Mark A. Payne, President and Chief Financial Officer of Redline Performance Products, Inc., hereby certifies that the foregoing Bylaws were adopted as the complete Bylaws of the Corporation by action of the Board of Directors, on the 10th day of December, 2002.


                                           /s/ Mark A. Payne
                                           -------------------------------------
                                           Mark A. Payne
                                           President and Chief Financial Officer


                                      21.